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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


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Check the appropriate box:

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    / /   Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)2))
    / /   Definitive Proxy Statement
    / /   Definitive Additional Materials
    /X/   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                           Dominion Bridge Corporation
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                  (Name of Registrant as Specified in Charter)


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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

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    / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11.

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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the form or schedule and the date of its filing.

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PRESS RELEASE:
                      DOMINION BRIDGE CORPORATION RESPONDS

                           TO STOCKHOLDER LIST DEMAND



         MONTREAL, CANADA, June 9 - Dominion Bridge Corporation (NASDAQ:NMS:
DBCO; VSE:DMO.U) today announced that it had filed its answer in the Chancery Court of Delaware with respect to a demand for a stockholder list under Section 220 of the Delaware General Corporation Law by John Kuhns, a member of the Committee to Revitalize Dominion Bridge Corporation. The Company's defense to the demand for the stockholder list is based upon the fact that as of May 23, 1997, the date of the demand, John Kuhns was not a recordholder of shares on the stock register of the Company as required by Delaware law. The answer also asserts that the list was requested for an illegal purpose since the Company believes that the solicitation of consents by the Committee violates provisions of Delaware law. On Friday, June 6, Kuhns filed another demand for a stockholder list following the Company's argument in Chancery Court that Kuhns did not comply with the requirements of Section 220 in connection with his initial demand. The Company will review and act upon this new demand in accordance with the requirements of Delaware law.

         DOMINION BRIDGE CORPORATION, a Delaware corporation, is an international engineering infrastructure company, employing advanced materials technology with operations and projects in North America, Europe and Asia Pacific.

         Under the rules of the Securities and Exchange Commission, this press release may be deemed to be a solicitation by the Company. Under applicable
SEC rules, the directors of the Company, Michel L. Marengere, Nicolas
Matossian, Rene Amyot, Reynald Lemieux, Louis
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Berlinquet, Peter P. Gil, Andrew Choa and Ladislas O. Rice and the Company's
vice president and corporate secretary, Olivier Despres, may be deemed "participants" in the Company's solicitation. The Company has retained Morrow & Company, Inc., a proxy solicitation firm, which may also be deemed to be a "participant". The following participants are deemed to beneficially own shares of common stock of the Company in the following amounts: Mr. Marengere - 2,484,792; Mr. Amyot - 161,000; Mr. Matossian - 565,000; Mr. Lemieux - 26,000;
Messrs. Berlinquet and Gil - 25,000 each and Mr. Despres - 175,000

         This news release is neither approved nor disapproved by the Vancouver Stock Exchange.